Exhibit 99.5

AWARD  CERTIFICATE

Non-transferable

GRANT TO

(“Grantee”)

by Duke Realty Corporation (the “Company”) of

RESTRICTED STOCK UNITS

[         ]

restricted stock units convertible into shares of its common stock, par value $0.01 (the “Units”) pursuant to and subject to the provisions of the Duke Realty Corporation 2005 Long-Term Incentive Plan (the “Plan”) and to the terms and conditions set forth on the following pages.

Unless vesting is accelerated in accordance with the Plan, the Units shall vest (become non-forfeitable) in accordance with the following schedule:

Continuous Status as a Participant after Grant Date	Number of Units Vested	Percent of Units Vested
Less than 1 Year	0	0%
1 Year	XXX	20%
2 Years	XXX	40%
3 Years	XXX	60%
4 Years	XXX	80%
5 Years	XXX	100%
Total Vesting	XXX

SHAREHOLDER VALUE PLAN AWARD

Performance Period:

January 1, 2005 - December 31, 2007

Target Number of Shareholder Value Plan Shares:

pursuant to and subject to the provisions of the Duke Realty Corporation 2005 Shareholder Value Plan (the “SV Plan”), which is operated as a subplan of the Duke Realty Corporation 2005 Long-Term Incentive Plan (the “Equity Incentive Plan” and, together with the SV Plan, the “Plans”).

IN WITNESS WHEREOF, Duke Realty Corporation has caused this Certificate to be executed as of the Grant Date, as indicated below.

DUKE REALTY CORPORATION	ACCEPTED BY GRANTEE:

By:
Its: Authorized Officer

Grant Date:

TERMS AND CONDITIONS – RESTRICTED STOCK UNITS

1. Grant of Units.  The Company hereby grants to the Grantee named on page 1 hereof, subject to the restrictions and the terms and conditions set forth in the Plan and in this award certificate (this “Certificate”), the number of restricted stock units indicated on page 1 hereof (the “Units”) which represent the right to receive an equal number of Shares of the Company’s Stock on the terms set forth in this Certificate.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

2. Vesting of Units.  The Units have been credited to a bookkeeping account on behalf of Grantee.  The Units will vest and become non-forfeitable on the earliest to occur of the following (the “Vesting Date”):

(a)          as to the number of the Units specified on page 1 hereof, on the respective anniversaries of the Grant Date specified on page 1 hereof, or

(b)         the termination of Grantee’s employment from the Company or any Affiliate due to death or Disability, or

(c)          the occurrence of a Change in Control.

If Grantee’s employment terminates prior to the Vesting Date for any reason other than death, Disability or Retirement or by reason of a Change in Control, Grantee shall forfeit all right, title and interest in and to the Units as of the date of such termination and the Units will be reconveyed to the Company without further consideration or any act or action by Grantee.  If Grantee’s employment terminates by reason of Retirement, then, subject to Paragraph 5 below, the Units shall continue to vest in accordance with the schedule shown on page 1 of this Certificate on the same basis as if no termination of service with the Company had occurred.  If Section 409A of the Code is determined to apply to this Award, any reference herein to Grantee’s “termination of employment” shall be interpreted to mean Grantee’s “separation from service” as defined in Code Section 409A and Treasury regulations and guidance with respect to such law.

3. Conversion to Stock.  Unless the Units are forfeited prior to the Vesting Date as provided in Paragraph 2, or deferred as provided in Paragraph 4, the Units will be converted to actual shares of Stock on the later of (i) the Vesting Date, or (ii) if required by Code Section 409A and Treasury regulations and guidance with respect to such law, the six-month anniversary of Grantee’s separation from service (the “Conversion Date”), and stock certificates evidencing the conversion of Units into shares of Stock will be registered on the books of the Company in Grantee’s name as of Conversion Date and delivered to Grantee as soon as practical thereafter.

4. Deferral Election.  If permitted by the Committee, Grantee may elect with respect to any or all of the Units to defer delivery of the shares of Stock that would otherwise be due on the original Conversion Date until a designated later time.  If such deferral election is permitted, the Committee shall, in its sole discretion, establish the rules and procedures for such payment deferrals in compliance with Section 409A of the Code and Treasury regulations and guidance with respect to such law.

5. Special Rules Regarding Retirement.  As consideration for the extended vesting period of the Units as a result of Grantee’s Retirement, and provided that Grantee has not previously entered into a non-competition agreement with the Company, Grantee shall enter into a non-competition agreement with the Company at the time of Grantee’s Retirement if requested by the Committee or its designee within 60 days following the date of Retirement, in such form as shall be reasonably determined by the Committee.  In the event that Grantee refuses to enter into such non-competition agreement, then all of the Units that were not vested as of the date immediately preceding the date of Grantee’s Retirement shall be forfeited immediately.  In the event that Grantee breaches such non-competition agreement, all of the Units that were not vested as of the date immediately preceding the date of such breach shall be forfeited immediately.

6. Dividend Equivalents.  If and when dividends or other distributions are paid with respect to the Stock while the Units are outstanding, the dollar amount or fair market value of such dividends or distributions with respect to the number of shares of Stock then underlying the Units shall be converted into additional Units in Grantee’s name, based on the Fair Market Value of the Stock as of the date such dividends or distributions were payable.  Such additional Units acquired upon the reinvestment of dividends or distributions shall be immediately vested when credited to Grantee’s account, but will be converted to actual shares of Stock on the earlier of: (i) the same date as the original Units with respect to which they were credited are converted to Stock, or (ii) if such original Units fail to vest and are therefore forfeited, as soon as practical after the date on which the original Units were forfeited.  Upon conversion of the Units into shares of Stock, Grantee will obtain full voting and other rights as a stockholder of the Company.

7. Changes in Capital Structure.  The provisions of Article 15 of the Plan shall apply to this award and are incorporated herein by reference.  Without limiting the foregoing, in the event the Stock shall be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another company, whether through reorganization, recapitalization, statutory share exchange, reclassification, stock split-up, combination of shares, merger or consolidation, or otherwise, there shall be substituted for each share of Stock then underlying a Unit subject to this Certificate the number and class of shares into which each outstanding share of Stock shall be so exchanged.

8. Restrictions on Transfer and Pledge.  No right or interest of Grantee in the Units may be pledged, hypothecated or otherwise encumbered to or in favor of any party other than the Company or an Affiliate, or be subjected to any lien, obligation or liability of Grantee to any other party other than the Company or an Affiliate.  Units are not assignable or transferable by Grantee other than by will or the laws of descent and distribution or pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code; but the Committee may permit other transfers.

9. Limitation of Rights.  The Units do not confer to Grantee or Grantee’s beneficiary any rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with the Units.  Nothing in this Certificate shall interfere with or limit in any way the right of the Company or any Affiliate to terminate Grantee’s employment at any time, nor confer upon Grantee any right to continue in employment of the Company or any Affiliate.

10. Payment of Taxes.  Grantee will, no later than the date as of which any amount related to the Units first becomes includable in Grantee’s gross income for federal income tax purposes, pay to the Company, or make other arrangements satisfactory to the Committee regarding payment of, any federal, state and local taxes of any kind (including Grantee’s FICA obligation) required by law to be withheld with respect to such amount.  Without limiting the foregoing, the Company may permit or require that any such withholding requirement be satisfied, in whole or in part, by having the Company withhold from the Units upon settlement a number of shares of Stock having a Fair Market Value on the date of withholding, equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Secretary establishes.  The obligations of the Company under this Certificate will be conditional on such payment or arrangements, and the Company and, where applicable, its Affiliates, will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to Grantee.

11. Amendment.  The Committee may amend, modify or terminate this Certificate without approval of Grantee; provided, however, that such amendment, modification or termination shall not, without Grantee’s consent, reduce or diminish the value of this Award.  Notwithstanding anything herein to the contrary, the Committee may, without Grantee’s consent, amend or interpret this Certificate to the extent necessary to comply with Section 409A of the Code and Treasury regulations and guidance with respect to such law.

12. Plan Controls.  The terms contained in the Plan are incorporated into and made a part of this Certificate and this Certificate shall be governed by and construed in accordance with the Plan.  In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Certificate, the provisions of the Plan shall be controlling and determinative.

13. Successors.  This Certificate shall be binding upon any successor of the Company, in accordance with the terms of this Certificate and the Plan.

14. Severability.  If any one or more of the provisions contained in this Certificate is deemed to be invalid, illegal or unenforceable, the other provisions of this Certificate will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

15. Notice.  Notices and communications under this Certificate must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid.  Notices to the Company must be addressed to Duke Realty Corporation, 600 East 96th Street, Suite 100, Indianapolis, IN 46240; Attn: Secretary, or any other address designated by the Company in a written notice to Grantee. Notices to Grantee will be directed to the address of Grantee then currently on file with the Company, or at any other address given by Grantee in a written notice to the Company.